Exhibit (e)(1)(z)

SCHEDULE A

(to the Amended and Restated Distribution Agreement between Pacific Funds Series Trust and Pacific Select Distributors dated January 1, 2007)

Fund Name	Share Class(es)
Pacific FundsSM Portfolio Optimization Conservative	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Moderate-Conservative	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Moderate	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Growth	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Aggressive-Growth Fund	A, B, C, R, Advisor
Pacific FundsSM Core Income	A, C, I, Advisor, P
Pacific FundsSM Floating Rate Income	A, C, I, Advisor, P
Pacific FundsSM High Income	A, C, I, Advisor, P
Pacific FundsSM Short Duration Income	A, C, I, Advisor
Pacific FundsSM Strategic Income	A, C, I, Advisor
Pacific FundsSM Limited Duration High Income	A,C, I, Advisor
Pacific FundsSM Diversified Alternatives	A, C, Advisor
Pacific FundsSM Large-Cap	A, C, Advisor, Investor, S1, P
Pacific FundsSM Large-Cap Value	A, C, Advisor, Investor, S, P
Pacific FundsSM Small/Mid-Cap	A, C, Advisor, Investor, S, P
Pacific FundsSM Small-Cap	A, C, Advisor, Investor, S, P
Pacific FundsSM Small-Cap Value	A, C, Advisor, Investor, S, P
Pacific FundsSM Small-Cap Growth	A, C, Advisor, Investor, S, P
PF Floating Rate Loan Fund	P
PF Small-Cap Value Fund
PF Main Street® Core Fund
PF Emerging Markets Fund
PF Small-Cap Growth Fund
PF International Value Fund
PF Large-Cap Value Fund
PF Short Duration Bond Fund
PF Growth Fund
PF Mid-Cap Equity Fund
PF Large-Cap Growth Fund
PF International Large-Cap Fund
PF International Small-Cap
PF Managed Bond Fund
PF Inflation Managed Fund
PF Comstock Fund
PF Mid-Cap Growth Fund
PF Real Estate Fund
PF Emerging Markets Debt Fund
PF Currency Strategies Fund
PF Global Absolute Return Fund

1	Class S was formerly named Institutional Class.

PF Absolute Return Fund
PF Equity Long/Short Fund

Effective: August 1, 2016

AGREED TO AND ACCEPTED BY:

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, LLC

By: /s/ Greg Keeling	By: /s/ Jane M. Guon
Name: Greg Keeling	Name: Jane M. Guon
Title: VP & Chief Financial Officer	Title: Secretary